SUB-ITEM 77M
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Core Equity Series (the "Fund"), a series of MFS/Sun Life Series Trust, acquired all of the assets of Capital Opportunities Series (the "acquired fund"), a series of MFS/Sun Life Series Trust. The circumstances and details of this transactions are described in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-141150), as filed with the Securities and Exchange Commission via EDGAR on March 8, 2007. Such description is incorporated herein by reference.

The acquired fund has ceased to be an investment company as defined in the Investment Company Act of 1940.

Massachusetts Investors Growth Stock Series (the "Fund"), a series of MFS/Sun Life Series Trust, acquired all of the assets of Strategic Growth Series (the "acquired fund"), a series of MFS/Sun Life Series Trust. The circumstances and details of this transactions are described in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-141150), as filed with the Securities and Exchange Commission via EDGAR on March 8, 2007. Such description is incorporated herein by reference.

The acquired fund has ceased to be an investment company as defined in the Investment Company Act of 1940.